Exhibit 99.1

Cardlytics Appoints Karim Temsamani Chief Executive Officer

Lynne Laube to Retire, Serve as Strategic Advisor During Transition

ATLANTA, GA – July 20, 2022 – Cardlytics, (NASDAQ: CDLX), an advertising platform in banks’ digital channels, today announced that its Board of Directors has named Karim Temsamani as Chief Executive Officer of the company, effective September 1, 2022. Temsamani will also be joining the Board of Directors. He will succeed co-founder and current CEO, Lynne Laube, who has announced her intention to retire. Laube will continue to serve on the Board until its 2023 annual meeting of stockholders and will remain a strategic advisor until May 2024 to ensure a smooth transition.
Temsamani joins Cardlytics from Stripe where he most recently served as Head of Global Partnerships. Prior to that role, he served as Head of Banking and Financial Products, leading the strategic vision and execution across product and engineering, including Stripe Treasury, Issuing, Capital and Connections. Preceding Stripe, Temsamani spent nearly 12 years at Google, where he oversaw all of Google’s sales and operations across the Asia-Pacific region, determining the strategy for Google products including AdWords, AdMob, Google Maps, Google Apps for Business, DoubleClick Ad Exchange, YouTube, and AdSense. While at Google, he also established its mobile advertising business as its Global Head of Mobile, overseeing the growth of the business worldwide.
“I am honored to take the helm of this amazing company that Lynne, Scott, and the team have built – an industry leader that creates undeniable impact for its brands and partners while delivering real value to people,” said Temsamani. “There is so much potential for further growth following the company’s recent acquisitions and solid progression against its strategic initiatives, and I look forward to leveraging the strong foundation that has been developed.”
“After nearly 15 years of leading the company, I am truly thrilled to hand the reigns over to Karim as I know he is the right leader for our next generation of growth,” said Laube. “Karim brings a fresh perspective, coupled with deep expertise that is perfectly suited to expand our partnerships and enhance our platform. I can’t express the gratitude I have for the people who have worked so hard to make the Cardlytics vision into a reality. I remain as energized as ever and look forward to helping Karim and the entire team with this seamless transition.”
“After an extensive and lengthy search, I am pleased to announce that Karim is joining Cardlytics as CEO in September,” said Scott Grimes, Executive Chairman and Co-Founder of Cardlytics. “Karim brings a wealth of experience and a strategic vision to lead Cardlytics into its next chapter. He is a dynamic leader with a tremendous background in advertising alongside a keen understanding of the FinTech world. On behalf of the Board, I want to thank Lynne for her strong leadership and partnership. Her continued commitment to building and growing the company in the months ahead as she looks to retire will serve as a capstone to her highly successful and ground-breaking career.”
Second Quarter 2022
On July 20, 2022, Cardlytics, Inc. (the “Company”) updated its billings, revenue, and adjusted contribution guidance for the quarter ended June 30, 2022 to be in the following ranges (in millions):

Q2 2022 Guidance
Billings(1)	$106.5 - $108.5
Revenue	$74.5 - $76.5
Adjusted contribution(2)	$34.0 - $36.0
(1)A reconciliation of billings to GAAP revenue on a forward-looking basis is presented below under the heading "Reconciliation of Forecasted GAAP Revenue to Billings."
(2)A reconciliation of adjusted contribution to GAAP gross profit on a forward-looking basis is presented below under the heading "Reconciliation of Forecasted GAAP gross profit to adjusted contribution."

Exhibit 99.1

Reconciliation of Forecasted GAAP Revenue to Billings

Q2 2022 Guidance (amounts in millions)
Revenue	$74.5 - $76.5
Plus:
Consumer Incentives	31.0 - 33.0
Billings	$106.5 - $108.5

Reconciliation of Forecasted GAAP Gross Profit to Adjusted Contribution

Q2 2022 Guidance (amounts in millions)
Revenue	$74.5 - $76.5
Minus:
Partner Share and other third-party costs	39.5 - 41.5
Delivery costs	7.0 - 9.0
Gross profit	$25.5 - $27.5
Plus:
Delivery costs	7.0 - 9.0
Adjusted contribution	$34.0 - $36.0
About Karim Temsamani
Karim Temsamani joined Stripe in April 2019 to lead strategic vision and execution across product and engineering for Financial Products (Stripe Capital, Stripe Treasury and Stripe Issuing). In November 2021, Karim transitioned to running Global Partnerships for Stripe across banks, networks, and technology companies.
Prior to Stripe, he spent 12 years at Google where he oversaw, for the last six years, all of Google’s sales and operations across the Asia-Pacific region, determining the strategy for 16 offices and the regional business strategy for Google products including AdWords, AdMob, Google Maps, Google Apps for Business, DoubleClick Ad Exchange, YouTube and AdSense.
Prior to this, he established Google’s mobile advertising business as its Global Head of Mobile. He oversaw the growth of Google’s mobile advertising business worldwide, leading the teams charged with providing advertising services and solutions to thousands of advertisers, developers, and publishers.
From 2007 to 2010, Karim was Managing Director, Google Australia and New Zealand, leading its business and strategic partnerships in those countries. Karim joined Google from Fairfax Media, where he was Commercial Director for Newspapers (responsible for agency and group sales, trade marketing and business development) and Group Director, Fairfax General Magazines.
He started his career in the media and publishing industries and graduated in International Affairs at the European Business School Paris. With a family background from Morocco, he was born and raised in France.
About Cardlytics
Cardlytics (NASDAQ: CDLX) is a digital advertising platform. We partner with financial institutions to run their banking rewards programs that promote customer loyalty and deepen banking relationships. In turn, we have a secure view into where and when consumers are spending their money. We use these insights to help marketers identify, reach, and influence likely buyers at scale, as well as measure the true sales impact of marketing campaigns. Headquartered in Atlanta, Cardlytics has offices in London, New York, Los Angeles, San Francisco, Austin, Detroit and Visakhapatnam. Learn more at www.cardlytics.com.

Exhibit 99.1
Cautionary Language Concerning Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, our financial guidance for the second quarter of 2022, future growth and achievement of long-range goals. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," or variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control.
Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: risks related to the uncertain impacts that COVID-19 may have on our business, financial condition, results of operations; unfavorable conditions in the global economy and the industries that we serve; our quarterly operating results have fluctuated and may continue to vary from period to period; our ability to sustain our revenue growth and billings; risks related to the integration of Dosh, Bridg and Entertainment with our company; risks related to our substantial dependence on our Cardlytics platform; risks related to our substantial dependence on JPMorgan Chase Bank, National Association (“Chase”), Bank of America, National Association ("Bank of America"), Wells Fargo Bank, National Association (“Wells Fargo”) and a limited number of other financial institution (“FI”) partners; risks related to our ability to maintain relationships with Chase, Wells Fargo and Bank of America; the amount and timing of budgets by marketers, which are affected by budget cycles, economic conditions and other factors, including the impact of the COVID-19 pandemic; our ability to generate sufficient revenue to offset contractual commitments to FIs; our ability to attract new partners, including FI partners, and maintain relationships with bank processors and digital banking providers; our ability to maintain relationships with marketers; our ability to maintain relationships with marketers; our ability to adapt to changing market conditions, including our ability to adapt to changes in consumer habits, negotiate fee arrangements with new and existing partners and retailers, and develop and launch new services and features; and other risks detailed in the “Risk Factors” section of our Form 10-Q filed with the Securities and Exchange Commission on May 2, 2022 and in subsequent periodic reports that we file with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Measures and Other Performance Metrics
To supplement the financial measures presented in our press release in accordance with generally accepted accounting principles in the United States (“GAAP”), we also present the following non-GAAP measures of financial performance: billings, adjusted contribution and Partner Share and other third party costs.
A “non-GAAP financial measure” refers to a numerical measure of our historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in our financial statements. We provide certain non-GAAP measures as additional information relating to our operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies.

Exhibit 99.1
We have provided guidance on billings, adjusted contribution, Partner Share and other third-party as non-GAAP financial measures in this press release. Billings represents the gross amount billed to customers and marketers for advertising campaigns in order to generate revenue. Cardlytics platform billings is recognized gross of both Consumer Incentives and Partner Share. Cardlytics platform GAAP revenue is recognized net of Consumer Incentives and gross of Partner Share. Bridg platform billings is the same as Bridg platform GAAP revenue. We define adjusted contribution as a measure by which revenue generated from our marketers exceeds the cost to obtain the purchase data and the digital advertising space from our partners. Adjusted contribution demonstrates how incremental marketing spend on our platforms generates incremental amounts to support our sales and marketing, research and development, general and administration and other investments. Adjusted contribution is calculated by taking our total revenue less our Partner Share and other third-party costs exclusive of deferred implementation costs, which is a non-cash cost. Adjusted contribution does not take into account all costs associated with generating revenue from advertising campaigns, including sales and marketing expenses, research and development expenses, general and administrative expenses and other expenses, which we do not take into consideration when making decisions on how to manage our advertising campaigns. Notably, any impacts related to minimum Partner Share commitments in connection with agreements with certain partners are not added back to net income (loss) in order to calculate adjusted contribution.
We believe the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of our core operations or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results and are useful to investors and financial analysts in assessing operating performance.